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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-81980, 333-14833, 333-19351 and 333-61003) and
Form S-3 (Nos. 333-67781 and 333-77631) of Plantronics, Inc. of our report dated April 16, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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/s/ PricewaterhouseCoopers LLP


San Jose, California
June 14, 1999